Exhibit 10.14

AMENDMENT TO

MANAGEMENT SERVICES AGREEMENT

Construction Partners, Inc., a Delaware corporation (the “Company”) and SunTx Capital Management Corp., a Texas corporation (“SunTx”), hereby enter into this Amendment (the “Amendment”), which is made effective as of October 1, 2013, to the Management Services Agreement, dated October 1, 2006 (the “Agreement”).

WHEREAS, the Company and SunTx previously entered into the Agreement, effective as of October 1, 2006;

WHEREAS, the Agreement provides that the term thereof shall expire on October 1, 2013; and

WHEREAS, the Company and SunTx desire to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth below and in the Agreement, the Company and SunTx agree as follows:

1.	Section 3 of the Agreement is hereby deleted in its entirety and replaced by the following:

“3. Term. The term of this Agreement shall expire on October 1, 2023; provided, however, that SunTx may terminate its obligations to provide the Services upon 60 days’ prior written notice to the Company.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which shall be effective as of the date first written above.

CONSTRUCTION PARTNERS, INC.		SUNTX CAPITAL MANAGEMENT CORP.

By:	/s/ Charles Owens	By:	/s/ Mark R. Matteson
Name:	Charles Owens	Name:	Mark R. Matteson
Title:	Cheif Executive Officer	Title:	Vice President